                                                                  Exhibit 4.3


                                 DEPOSIT AGREEMENT

                         dated as of _______________, 1996

                                       among

                         ARMSTRONG WORLD INDUSTRIES, INC.
                            a Pennsylvania corporation,

                   _____________________________________________
                         [a national banking association],

                         AND THE HOLDERS FROM TIME TO TIME
                         OF THE RECEIPTS DESCRIBED HEREIN.

                  WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of [title of preferred stock] [, par value $____ per share,] of ARMSTRONG WORLD INDUSTRIES, INC. with the Depositary (as hereinafter defined) for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts (as hereinafter defined) by the Depositary evidencing Depositary Shares (as hereinafter defined) in respect of the Stock (as hereinafter defined) so deposited; and

                  WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions,
                ---------
        modifications and omissions as hereinafter provided in this Deposit Agreement;

                  NOW, THEREFORE, in consideration of the premises contained herein and such other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                     ARTICLE I

                                    DEFINITIONS

                  SECTION 1.01.  Terms Generally.  For all purposes of
                                 ---------------
       this Deposit Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                        (a) the terms defined in this Article I when used in this Deposit Agreement have the meanings assigned to them in this Article I and include the plural as well as the singular (with the singular and plural forms having correlative meanings except as expressly otherwise provided);

                        (b) unless the context otherwise requires, any reference to an "Article", a "Section", or an "Exhibit" refers to an Article, a Section, or an Exhibit, as the case may be, of or to this Deposit Agreement;

                        (c)   the words "include", "includes" and
            "including" shall be deemed to be followed by the phrase "without limitation";

                        (d)   whenever the context may require, any
            pronoun shall be deemed to include the corresponding masculine, feminine and neuter forms;

                        (e) references to "dollars" or "$" shall be deemed to be references to the lawful money of the Unit-ed States; and

                        (f)   the words "herein", "hereof" and
            "hereunder" and other words of similar import refer to this Deposit Agreement as a whole and not to any particular Article, Section or other subdivision.

                  SECTION 1.02.  Definitions.  The following
                                 -----------
       definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit Agreement and the Receipts (as hereinafter defined):


                  "Certificate" shall mean the Statement of Designation filed with the Department of State of the Commonwealth of Pennsylvania establishing the Stock as a series of preferred stock of the Company, as it may be amended from time to time in accordance with its terms.

                  "Company" shall mean Armstrong World Industries, Inc., a Pennsylvania corporation, and its successors.

                  "Deposit Agreement" shall mean this Deposit
       Agreement, as amended or supplemented from time to time in accordance with the terms hereof.

                  "Depositary" shall mean _______________, a [national banking association], and any successor Depositary hereunder.

                  "Depositary Shares" shall mean the depositary shares representing ________ of a share of Stock and evidenced by a Receipt.

                  "Depositary's Agent" shall mean an agent appointed by the Depositary pursuant to Section 7.05 and shall include the Registrar appointed pursuant to Section 5.01 if such Registrar is not the Depositary.

                  "Depositary's Office" shall mean the principal office of the Depositary at which at any particular time its depositary business shall be administered.

                  "holder" or "record holder" with respect to a Receipt shall mean the individual, entity or person in whose name a Receipt is registered on the books or any register of the Registrar maintained for such purpose at a given time.

                  "NASD" shall mean the National Association of Securities Dealers, Inc. and its successors.

                  "Receipt" shall mean one of the depositary receipts, whether in definitive or temporary form, issued hereunder by the Depositary, each representing any number of whole
       Depositary Shares.

                  "Registrar" shall mean the Depositary or any other bank or trust company appointed by the Depositary to register ownership and transfers of Receipts as herein provided.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Stock" shall mean shares of the Company's [title of preferred stock][, par value $____ per share].

                  "Stockholders" shall mean holders of the Stock.

                                  ARTICLE II

                        FORM OF RECEIPTS; DEPOSIT OF STOCK;
                         EXECUTION AND DELIVERY, TRANSFER
                             AND SURRENDER OF RECEIPTS

                  SECTION 2.01.  Form and Transfer of Receipts,
                                 ------------------------------
       Surrender and Redemption of Receipts.  The Receipts may be
       ------------------------------------
       typewritten or shall, upon notice by the Company to the Depositary, be definitive Receipts which shall be engraved, printed, lithographed on steel-engraved borders or typewritten and shall be substantially in the form set forth in Exhibit A
                                                           ---------
       annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided, if required by any securities exchange on which the Receipts are listed. Pending the preparation of definitive Receipts (or if definitive Receipts are not required by any securities exchange on which the Receipts are listed), the Depositary, upon the written order of the Company (or any holder of Receipts, as the case may be) delivered in compliance with Section 2.02, shall execute and deliver temporary Receipts, which shall be printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Depositary's Office or at such other place as places as the Depositary shall determine, without charge to the holder thereof. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts registered in the name (and only the name) of the holder of the temporary Receipt. Such exchange shall be made at the Company's expense and without any charge therefor to such holder. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Stock, as definitive Receipts.

                  Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer of the
       Depositary; provided, however, that such signature may be a
                   --------- -------
       facsimile if a Registrar for the Receipts (other than the

Depositary) shall have been appointed and such Receipts are countersigned by manual signature of a duly authorized officer of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed manually by a duly authorized officer of the Depositary or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by manual or facsimile signature of a duly authorized officer of the Depositary and countersigned manually by a duly authorized officer of such Registrar. The Depositary shall cause the Registrar to record on its books each Receipt so signed and delivered as hereinafter provided. The manual or facsimile signatures of individuals who were at any time proper officers of the Depositary or the Registrar, as the case may be, shall constitute adequate signatures hereunder, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of Receipts bearing such signatures or did not hold such offices on the date of delivery of such Receipts.

          Receipts shall be in denominations of any number of whole Depositary Shares. The Company shall deliver to the Depositary from time to time such quantities of blank Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Deposit Agreement.

          Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary and approved by the Company or required to comply with any applicable law or regulation or with the rules and regulations of any securities exchange upon which the Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

          Title to any Receipt (and to the Depositary Shares evidenced by such Receipt) that is properly endorsed, or accompanied by a properly executed instrument of transfer, shall be transferable by delivery of such Receipt with the same effect as if such Receipt were a negotiable instrument; provided, however, that until transfer of a Receipt shall be
--------  -------
registered on the books of the Registrar, on behalf of the Depositary, as provided in Section 2.03, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions with respect to the Stock or to any notice provided for in this Deposit Agreement and for all other purposes.

          The Depositary shall not lend any Stock deposited hereunder.

          SECTION 2.02.  Deposit of Stock; Execution and
                         -------------------------------
Delivery of Receipts in Respect Thereof.  Subject to the terms
---------------------------------------
and conditions of this Deposit Agreement, the Company may from time to time deposit shares of Stock with the Depositary under this Deposit Agreement by delivery to the Depositary of a certificate or certificates representing the Stock to be deposited properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with all such certificates as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and together with a written order of the Company directing the Depositary to execute and deliver to, or upon the written order of, the person or persons named in such order a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing such deposited Stock.

          All Stock deposited by the Company with the Depositary shall be held by the Depositary at the Depositary's
Office or at such other place or places as the Depositary shall determine.

          If required by the Depositary, Stock presented for deposit at any time (except for the initial deposit of Stock by the Company), whether or not the register of stockholders of the Company is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, that will provide for the prompt transfer to the Depositary or its nominee of any dividend or right to subscribe for additional Stock or to receive other property that any person in whose name the Stock is or has been registered may thereafter receive upon or in respect of such deposited Stock, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

          Upon receipt by the Depositary of a certificate or certificates representing Stock deposited with the Depositary by the Company in accordance with the provisions of this
Section 2.02, together with the other documents required as above specified, and upon recordation of the Stock so deposited on the books of the Company in the name of the Depositary or its nominee, the Depositary, subject to the terms of this Deposit Agreement, shall execute and deliver, to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section 2.02, a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing the Stock so deposited. Such Receipt or Receipts shall be registered by the Depositary or the Registrar in such name or names as may be requested by the person or persons named in the written order of the Company delivered to the Depositary referred to in the next preceding sentence. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary's Office or such other offices, if any, as such person may designate. Delivery at other offices shall be at the risk and expense of the person requesting such delivery. In each case, delivery will be made only upon payment by the Company to the Depositary of all taxes and other governmental charges and any fees payable in connection with such deposit and the transfer of the deposited Stock.

          SECTION 2.03.  Registration of Transfer of Receipts.
                         ------------------------------------
Subject to the terms and conditions of this Deposit Agreement, the Registrar, on behalf of the Depositary, shall register on its books transfers of Receipts from time to time upon notice to the Registrar by the Depositary of the surrender of a Receipt for transfer by the holder thereof in person or by duly authorized attorney, which Receipt in each case must be properly endorsed or accompanied by a properly executed instrument of transfer or endorsement together with evidence of the payment of any transfer taxes as may be required by law. Upon surrender of a properly endorsed Receipt or a Receipt accompanied by an instrument of transfer or endorsement, the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the transferee(s) named in the endorsement(s) or instrument(s) of transfer.

          SECTION 2.04.  Split-ups and Combinations of
                         -----------------------------
Receipts; Surrender of Receipts and Withdrawal of Stock.  Upon
-------------------------------------------------------
surrender of a Receipt or Receipts at the Depositary's Office or at such other office as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts to the holder thereof or to such holder's order in the authorized denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered; provided, however,
                                        --------  -------
that the Depositary shall not issue any Receipt evidencing a fractional Depositary Share. The Depositary shall give prompt notice of such action and the certificate numbers to the Registrar for the purpose of recording such split-up or consolidation.

          Any holder of a Receipt or Receipts representing any number of whole shares of Stock may (unless the related Depositary Shares have previously been called for redemption) withdraw the Stock and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts at the Depositary's Office or at such other offices as the Depositary may designate for such withdrawals. Thereafter, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of Stock and all money and other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal, but Stockholders of such whole shares of Stock will not thereafter be entitled to deposit such Stock hereunder or to receive Depositary Shares therefor. If the Receipt or Receipts delivered by the holder thereof to the Depositary in connection with such withdrawal shall evidence in the aggregate a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Stock to be so withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Stock and such money and other property, if any, to be so withdrawn, deliver to such holder, or upon its order, a new Receipt evidencing such excess number of Depositary Shares; provided, however, that the Depositary shall not issue any
--------  -------
Receipt evidencing a fractional Depositary Share. Delivery of the Stock and the money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate.

          Stock delivered pursuant to the preceding paragraph may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Stock may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular shares of Stock are subject.

          If the Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

          Delivery of the Stock and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at the Depositary's Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

          SECTION 2.05.  Limitations on Execution and
                         ----------------------------
Delivery, Transfer, Surrender and Exchange of Receipts.  As a
------------------------------------------------------
condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary's Agents or the Company may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any taxes, charges or expenses payable by the holder of a Receipt pursuant to Section 3.02 and
Section 5.07, may require the production of evidence satisfac-tory to it as to the identity and genuineness of any signature and may also require compliance with the rules and regulations of any governmental body, any stock exchange or any applicable self-regulatory body, including the Securities Transfer Association, Inc., the NASD or such procedures or regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement.

          The delivery of Receipts against Stock deposited with the Depositary may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender, exchange, split-up or combination of outstanding Receipts may be suspended and the deposit of Stock may be refused (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed necessary by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any applicable requirement of law or of any government, governmental body or commission, stock exchange or the NASD.

          SECTION 2.06.  Lost Receipts, Etc.  If any mutilated
                         ------------------
Receipt is surrendered to the Depositary, the Depositary shall execute and deliver in exchange therefor a new Receipt of like form and tenor in exchange and substitution for such mutilated Receipt. In case any Receipt shall be destroyed, lost or stolen, the Depositary shall execute and deliver a Receipt to the holder thereof of like form and tenor in exchange and substitution for such destroyed, lost or stolen Receipt, upon
(i) the filing by the holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, of the authenticity thereof and of such holder's ownership thereof, (ii) the holder's furnishing the Depositary with reasonable indemnification satisfactory to such Depositary and (iii) payment of any expenses, including fees, charges and expenses of the Depositary, in connection with such execution and delivery (which may include the customary premium payable to its insurance carrier in connection therewith).

          SECTION 2.07.  Cancellation and Destruction of
                         -------------------------------
Surrendered Receipts.  All Receipts surrendered to the
--------------------
Depositary or any Depositary's Agent shall be canceled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy all Receipts so cancelled.

          SECTION 2.08.  Redemption of Stock.  Whenever the
                         -------------------
Company shall elect to redeem shares of Stock in accordance with the provisions of the Certificate, it shall (unless otherwise agreed in writing with the Depositary) mail notice to the Depositary of such redemption, by first class mail, postage prepaid, on the same date on which the Company first publicly announces such redemption, which date shall not be less than 35 days prior to the date of such redemption, which notice shall state the date of such redemption, the number of shares of Stock deposited with the Depositary to be so redeemed and the applicable redemption price and shall be accompanied by a certificate from the Company stating that such redemption is in accordance with the provisions of the Certificate. On the date of such redemption, provided that the Company shall then have deposited with the Depositary an amount in cash required pursuant to the Certificate in order to effect a redemption of the number of shares of Stock specified in the notice of redemption and any other amounts per share payable with respect to the Stock, the Depositary shall redeem the Depositary Shares relating to such Stock.
The Depositary shall provide notice of such redemption and the simultaneous redemption of the number of Depositary Shares relating to the Stock to be redeemed to the record holders of the Receipts evidencing the Depositary Shares to be so redeemed on the record date fixed pursuant to Section 4.04 by first-class mail, postage prepaid, at the addresses of such holders as they appear on the records of the Depositary, not less than 30 and not more than 60 days prior to the date fixed for redemption of such Stock and Depositary Shares (the "Redemption Date"). Neither failure to mail any such notice to one or more such holders nor any defect in any notice or in the mailing thereof to one or more such holders shall affect the validity of the proceedings for redemption of any Depositary Shares as to other holders of Receipts. Each such notice of redemption provided by the Depositary to the holders shall state, as appropriate: (i) the Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed and the method by which the Depositary Shares will be chosen for redemption; (iii) the redemption price per Depositary Share (expressed as an amount of cash) and any other amounts per share payable with respect to the Depositary Shares; (iv) the place or places where Receipts evidencing Depositary Shares are to be surrendered for redemption; and (v) that dividends in respect of the Stock to be redeemed, which are represented by the Depositary Shares to be redeemed, will cease to accrue at the close of business on the day prior to such Redemption Date, except as otherwise provided in the Certificate. If less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by lot or pro rata as may be determined by the Depositary.

          Notice having been mailed by the Depositary as aforesaid, from and after the Redemption Date (unless the Company shall have failed to deliver to the Depositary cash sufficient to redeem the shares of Stock to be redeemed by it or any other amounts per share payable with respect to the Stock as set forth in the Company's notice provided for in the preceding paragraph), all dividends in respect of the shares of Stock so called for redemption shall cease to accrue (except as otherwise provided in the Certificate), the Depositary Shares being redeemed shall be deemed no longer to be outstanding, all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the cash redemption price required to redeem such Depositary Shares and any other amounts per Share payable with respect to the Stock) shall, to the extent of such Depositary Shares, cease and terminate and, upon surrender in accordance with such redemption notice of the Receipts evidencing any such Depositary Shares called for redemption (properly endorsed or assigned for transfer, if the Depositary or applicable law shall so require), such Depositary Shares shall be redeemed by the Depositary for an amount of cash per Depositary Share equal to one ___-________ (1/_____) of the cash amount required by the Certificate to be delivered in respect of one share of Stock plus all money and other property, if any, underlying such Depositary Shares, including all amounts paid by the Company in respect of dividends that, on the Redemption Date, have accrued on the shares of Stock to be so redeemed and relate to dividend periods ending on or prior to the Redemption Date or to the extent provided in the Certificate, to the dividend period ending after the Redemption Date, and have not theretofore been paid.

          If less than all the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with the delivery of a cash amount sufficient to redeem the shares of Stock to be redeemed and any other amounts per share payable with respect to the Stock, a new Receipt evidencing such number of Depositary Shares as were evidenced by such prior Receipt and not called for redemption.

          Upon any redemption, the Company shall deliver to the Depositary an amount in cash required by the Certificate in order to effect the redemption of the number of shares of Stock specified in the notice of redemption mailed by the Company to the Depositary pursuant to this Section 2.08 and a sufficient amount of funds to pay any other amounts per share payable with respect to the Stock. The Depositary shall deliver to each holder of a Receipt surrendered for redemption an amount in cash equal to the number or amount required by the Certificate to effect a redemption of the number of Depositary Shares evidenced by such Receipt to be redeemed.


                           ARTICLE III

                  CERTAIN OBLIGATIONS OF THE HOLDERS
                     OF RECEIPTS AND THE COMPANY

          SECTION 3.01.  Filing Proofs, Certificates and Other
                         -------------------------------------
Information.  Any person presenting Stock for deposit or any
-----------
holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to obtain such guaranties of signature, to execute such certificates and to make such customary representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold the delivery, or delay the registration of transfer, redemption or exchange, of any Receipt or the withdrawal or conversion of the Stock represented by the Depositary Shares evidenced by any Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

          SECTION 3.02.  Payment of Taxes or Other
                         -------------------------
Governmental Charges.  Holders of Receipts shall be obligated
--------------------
to make payments to the Depositary of certain charges and expenses as provided in Section 5.07. Registration of transfer of any Receipt or any withdrawal of Stock and delivery of all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or all or any part of the Stock or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the holder of such Receipt remaining liable for any deficiency.

          SECTION 3.03.  Warranty as to Stock.  The Company
                         --------------------
hereby represents and warrants to the Depositary that the Stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of the Stock and the issuance of Receipts.


                           ARTICLE IV

               THE DEPOSITED SECURITIES; NOTICES

          SECTION 4.01.  Cash Distributions.  Whenever the
                         ------------------
Depositary shall receive any cash dividend or other cash distribution with respect to the Stock, the Depositary shall, subject to Section 3.01 and Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to
Section 4.04 such amounts of such dividend or distribution as are, as nearly as practicable, applicable to the number of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that if the Company or the
         --------  -------
Depositary shall be required to withhold and shall withhold any monies from any cash dividend or other cash distribution in respect of the Stock on account of taxes or as otherwise required by law, regulation or court order, the distribution in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, the amount received by it after making any necessary adjustments to round (up or down) to the nearest cent any fraction of one cent attributed to any holder of Receipts representing Depositary Shares after aggregating all amounts to be distributed to such holder.

          SECTION 4.02.  Distributions Other than Cash,
                         -----------------------------
Rights, Preferences or Privileges.  Whenever the Depositary
---------------------------------
shall receive any property (including securities) for distribution in a form other than cash, rights, preferences or privileges with respect to the Stock, the Depositary shall, subject to Section 3.01 and Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to
Section 4.04 such amounts of such property (including securities) received by it as are, as nearly as practicable, applicable to the number of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If, in the opinion of the Depositary, such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or as otherwise required by law, regulation or court order) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the property (including securities) thus received, or any part thereof, in a commercially reasonable manner and upon commercially reasonable terms. The net proceeds of any such sale shall, subject to Section 3.01 and Section 3.02, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts in accordance with the provisions of Section 4.01 for a distribution received in cash.

          SECTION 4.03.  Subscription Rights, Preferences or
                         -----------------------------------
Privileges.  If the Company shall at any time offer or cause
----------
to be offered to the persons in whose names Stock is recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts in such manner as the Depositary may determine, either by the issue to such record holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary in its discretion with the approval of the Company; provided,
                                                    --------
however, that (i) if at the time of issue or offer of any such
-------
-------
rights, preferences or privileges the Depositary determines that it is not lawful or (after consultation with the Company) not feasible to make such rights, preferences or privileges available to holders of Receipts by the issue of warrants or otherwise, or (ii) if and to the extent so instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Depositary, in its discretion (with the approval of the Company, in any case where the Depositary has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sales shall, subject to Section 3.01 and
Section 3.02, be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by
Section 4.01 in the case of a distribution received in cash.

          If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company will file promptly a registration statement pursuant to such act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until it has received written notice from the Company that such registration statement shall have become effective, or that the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act and the Company shall have provided to the Depositary an opinion of counsel to such effect.

          If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees with the Depositary that the Company will use its best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

          SECTION 4.04.  Notice of Dividends, Etc.; Fixing
                         ---------------------------------
Record Date for Holders of Receipts.  Whenever any cash
-----------------------------------
dividend or other cash distribution shall become payable or any distribution of property (including securities) other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to Stock, or whenever the Depositary shall receive notice of (i) any meeting at which Stockholders are entitled to vote or of which Stockholders are entitled to notice, (ii) any election on the part of the Company to redeem any shares of Stock, or (iii) whenever the Depositary and the Company shall agree that it is appropriate, the Depositary, in each such instance, shall fix a record date (which shall be the same date as the record date fixed by the Company with respect to or otherwise in accordance with the terms of the Stock) for the determination of the holders of Receipts who shall be entitled under this Deposit Agreement to receive a distribution in respect of such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or to receive notice of such meeting or to have any other rights in respect of the Stock.

          SECTION 4.05.  Voting Rights.  Upon receipt of
                         -------------
notice of any meeting at which Stockholders are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting and (ii) a statement that the record holders of Receipts at the close of business on the specified record date fixed pursuant to
Section 4.04 will, subject to any applicable restrictions, be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock (or portion thereof) represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to grant a discretionary proxy to a person designated by the Company) and (iii) a brief statement as to the manner in which such instructions may be given.
Upon the written request of the holders of Receipts on the applicable record date, the Depositary shall endeavor, insofar as practicable, to vote or cause to be voted, in accordance with the instructions set forth in such requests, the votes relating to the shares of Stock (or portion thereof) represented by the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received. The Company hereby agrees to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Stock (or portion thereof) or cause such Stock (or portion thereof) to be voted. Absent specific instructions from the holder of a Receipt, the Depositary will abstain from voting (but, at its discretion, not from appearing at any meeting with respect to such Stock unless directed to the contrary by the holders of all the Receipts) to the extent of the Stock (or portion thereof) represented by the Depositary Shares evidenced by such Receipt.

          SECTION 4.06.  Changes Affecting Deposited
                         ---------------------------
Securities and Reclassifications, Recapitalization, etc.  Upon
-------------------------------------------------------
any change in par or stated value or liquidation preference, split-up, combination or any other reclassification of the Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation to which the Company is a party or sale of all or substantially all of the Company's assets (each of the foregoing being referred to herein as a "Transaction"), the Depositary may with the approval of, and shall upon the instructions of, the Company, and (in either case) in such manner as to retain as nearly as possible the percentage ownership interest in Stock of holders of Receipts immediately prior to such event, (i) make such adjustments in
(a) the fraction of an interest in one share of Stock represented by one Depositary Share and (b) the ratio of the redemption price per Depositary Share to the redemption price of a share of Stock, in each case as may be necessary fully to reflect the effects of such Transaction, and (ii) treat any securities received by the Depositary in exchange for, or upon conversion or in respect of, the Stock as new deposited securities so received in exchange for, or upon conversion or in respect of, the Stock. In any such case the Depositary may, with the approval of the Company, execute and deliver additional Receipts, or may call for surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities.

          Anything to the contrary herein or in any Receipt notwithstanding, holders of Receipts shall have the right from and after the effective date of any such Transaction, to the extent that Stockholders had the right, prior to or on the applicable effective date, to convert, exchange or surrender shares of Stock into or for other stock, securities, property or cash, to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash for which such Stock might have been exchanged or surrendered immediately prior to the effective date of such Transaction.

          SECTION 4.07.  Inspection of Reports.  The
                         ---------------------
Depositary shall make available for inspection by holders of Receipts during normal business hours at the Depositary's Office, and at such other places as it may from time to time deem advisable, any reports and communications received from the Company that are received by the Depositary as a Stockholder.

          SECTION 4.08.  List of Holders of Receipts.
                         ---------------------------
Promptly upon request by, and at the expense of, the Company, the Depositary shall furnish to the Company a list, as of a specified date, of the names and addresses of all record holders of Receipts and the amount of Stock represented thereby.


                           ARTICLE V

            THE DEPOSITARY, THE DEPOSITARY'S AGENTS,
                 THE REGISTRAR AND THE COMPANY

          SECTION 5.01.  Maintenance of Offices, Agencies and
                         ------------------------------------
Transfer Books by the Depositary; Registrar.  Upon execution
-------------------------------------------
of this Deposit Agreement, the Depositary shall maintain, at the Depositary's Office, facilities for the execution and delivery, registration and registration of transfer, surrender and exchange of Receipts, and at the offices of the Depositary's Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Deposit Agreement.

          The Depositary may, with the approval of the Company, appoint a Registrar for registration of the Receipts or the Depositary Shares evidenced thereby. If the Receipts or the Depositary Shares evidenced thereby or the Stock represented by such Depositary Shares shall be listed on one or more national stock exchanges, the Depositary will appoint a Registrar (acceptable to the Company) for registration of such Receipts or Depositary Shares in accordance with any requirements of such exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of any such exchange) may be removed and a substitute Registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts, such Depositary Shares or such Stock are listed on one or more other stock exchanges, the Depositary will, at the request and at the expense of the Company, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of such Receipts, such Depositary Shares or such Stock as may be required by any applicable law or regulation of any govern-ment, governmental body or commission, stock exchange or the NASD.

          The Registrar shall maintain books at the
Depositary's Office for the registration and registration of transfer of Receipts or at such other place as shall be approved by the Company and of which the holders of Receipts shall have reasonable notice, which books at all reasonable times during normal business hours shall be open for inspection by the record holders of Receipts; provided, that
                                              --------
any such holder requesting to exercise such right shall certify in writing to the Registrar that such inspection shall be for a proper purpose reasonably related to such person's interest as an owner of Depositary Shares evidenced by the Receipts.

          The Depositary may cause the Registrar to close the books with respect to the Receipts, at any time or from time to time, when the register of stockholders of the Company is closed with respect to the Stock or when such action is deemed necessary or advisable by the Depositary, any Depositary's Agent or the Company because of any requirement of this Deposit Agreement, of law or of any government, governmental body or commission, stock exchange or any applicable self-regulatory body, including the NASD.

          SECTION 5.02.  Prevention of or Delay in Performance
                         -------------------------------------
by the Depositary, the Depositary's Agents, the Registrar or
------------------------------------------------------------
the Company.  None of the Depositary, the Depositary's Agents,
-----------
the Registrars and the Company shall incur any liability to any holder of any Receipt if by reason of any provision of any present or future law, rule or regulation, or by reason of any provision, present or future, of the Company's Certificate of Incorporation (including the Certificate) or by reason of any act of God, war or civil disorder, failure of power, fire or other casualty damage or governmental requirements or restrictions, the Depositary, the Depositary's Agent, the Registrar or the Company shall be prevented, delayed or forbidden from, or subjected to any penalty on account of, doing or performing any act or thing that the terms of this Deposit Agreement provide shall be done or performed; nor shall any such person incur any liability or be subject to any obligation (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of this Deposit Agreement provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement, except in the event of the gross negligence, willful misconduct or bad faith of the party charged with such exercise or failure to exercise.

          SECTION 5.03.  Obligations of the Depositary, the
                         ----------------------------------
Depositary's Agents, the Registrar and the Company.  None of
--------------------------------------------------
the Depositary, the Depositary's Agents and the Registrars shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Stock, the Depositary Shares or the Receipts that in its opinion may involve it in expense or liability unless indemnity satisfactory to such party against all such expense and liability be furnished as often as may be required.

          None of the Depositary, the Depositary's Agents, the Registrars and the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement to holders of Receipts other than to use its best judgment and good faith in the performance of such duties as are specifically set forth in this Deposit Agreement, nor shall any such person be liable to any party hereto for any action or any failure to act by it with respect to this Deposit Agreement in reliance upon the written advice of legal counsel or accountants, or information from any person presenting Stock for deposit or any holder of a Receipt. The Depositary, any Depositary's Agent, any Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

          The Depositary undertakes, and shall cause any Registrar to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement using its best efforts and in good faith. The parties hereto acknowledge that no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or any Registrar or against the Company with respect to the Depositary and any Registrar.

          The Depositary, its affiliates or subsidiaries, the Depositary's Agents, the Registrars and the Company (to the extent permitted by law) may own, buy, sell or deal in any class of securities of the Company and its affiliates and in Receipts or Depositary Shares. The Depositary, its affiliates or subsidiaries, the Depositary's Agents and the Registrars may become pecuniarily interested in any transaction in which the Company or its affiliates may be interested or contract with or lend money to the Company or its affiliates or otherwise act as fully or as freely as if it were not the Depositary, the Depositary's Agent or the Registrar hereunder. The Depositary may also act as trustee, transfer agent or registrar of any of the securities of the Company and its affiliates or act in any other capacity for the Company or its affiliates.

          The parties hereto intend that none of the Depositary, the Depositary's Agents and the Registrars, acting as the Depositary Agent or Registrar, as the case may be, shall be deemed to be an "issuer" of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary, the Depositary's Agents and the Registrars are acting only in a ministerial capacity as Depositary or Registrar for the Stock. None of the Depositary (and its officers, directors, employees and agents), the Depositary's Agents and the Registrars makes any representation or has any responsibility as to the validity of the registration statement pursuant to which the Depositary Shares are registered under the Securities Act, the Stock, the Depositary Shares, the Receipts (except its counter signature thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made therein, except as to the number of Depositary Shares represented by such Receipts.

          The Depositary assumes no responsibility for the correctness of the description that appears in the Receipts, which can be taken as a statement of the Company summarizing certain provisions of this Deposit Agreement. Notwithstanding any other provision herein or in the Receipts, the Depositary makes no warranties or representations as to the validity, genuineness or sufficiency of any Stock at any time deposited with the Depositary hereunder or of the Depositary Shares or as to the value of the Depositary Shares. The Depositary shall not be accountable for the use or application by the Company of the Depositary Shares or the Receipts or the proceeds thereof.

          SECTION 5.04.  Resignation and Removal of the
                         ------------------------------
Depositary; Appointment of Successor Depositary.  The
-----------------------------------------------
Depositary may at any time resign as Depositary hereunder by written notice of its election so to resign delivered to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

          The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

          If the Depositary acting hereunder shall at any time resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, use its reasonable best efforts to appoint a successor Depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If no successor Depositary shall have been so appointed which has accepted its appointment within 60 days after delivery of such notice, the resigning or removed Depositary may petition any court of competent jurisdiction for the appointment of a successor Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder and agreeing to become a party to this Deposit Agreement, and thereupon such successor

Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Stock and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the record holders of all outstanding Receipts and such records, books and other information in its possession as relate thereto. Any successor Depositary shall promptly mail notice of its appointment to the record holders of Receipts.

          Any corporation or other entity into or with which the Depositary may be merged, consolidated or converted, or to which the Depositary may sell all or substantially all its assets, shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or in the name of the successor Depositary.


          SECTION 5.05.  Corporate Notices and Reports.  The
                         -----------------------------
Company agrees that it will deliver to the Depositary and the Depositary will, promptly after receipt thereof, transmit to the record holders of Receipts, in each case at the addresses recorded in the Registrar's books, all notices and reports (including financial statements) required by law, the rules of any national securities exchange upon which the Stock, the Depositary Shares or the Receipts are listed or by the Company's Articles of Incorporation (including the Certificate) or By-laws to be furnished by the Company to Stockholders. Such transmission will be at the Company's expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to record holders of Receipts at the Company's expense such other documents as may be requested by the Company.


            SECTION 5.06.  Indemnification by the Company.  The
                           ------------------------------
Company shall indemnify the Depositary, each Depositary's
Agent and each Registrar against, and hold each of them harmless from, any loss, liability or expense (including the reasonable costs and expenses of defending itself) that may arise out of (i) acts performed or omitted in connection with this Deposit Agreement and the Receipts (a) by the Depositary, any Registrar or any of their respective agents (including any Depositary's Agent) except for any liability arising out of negligence or willful misconduct or breach of this Deposit Agreement on the respective parts of any such person or persons, or (b) by the Company or any of its agents, or (ii) the offer, sale or registration of the Depositary Shares, Receipts or the Stock pursuant to the provisions hereof. This indemnification does not extend in favor of holders of Receipts or owners of Depositary Shares or Stock. The obligations of the Company set forth in this Section 5.06 shall survive the termination of this Deposit Agreement and the succession of any Depositary, Depositary's Agent or Registrar.

          SECTION 5.07.  Charges and Expenses.  The Company
                         --------------------
shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company shall pay all charges of the Depositary in connection with the initial deposit of the Stock, the initial issuance of the Depositary Shares, all withdrawals of shares of Stock by holders of Receipts, and any redemption or exchange of the Stock at the option of the Company. All other transfer and other taxes and governmental charges shall be at the expense of holders of Receipts. If, at the request of a holder of Receipts, the Depositary incurs charges or expenses for which it is not otherwise liable hereunder, such holder will be liable for such charges and expenses. All other charges and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, reasonable fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be payable by the Company only after prior consultation and agreement between the Depositary and the Company and consent by the Company to the incurrence of such expenses, which consent shall not be unreasonably withheld. The Depositary shall present any statement for charges and expenses to the Company promptly, unless the Company shall agree otherwise.

          SECTION 5.08.  Tax Compliance.  The Depositary, on
                         --------------
its own behalf and on behalf of the Company, will comply with all applicable certification, information reporting and withholding (including "backup" withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Depositary Shares or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Receipts or the Depositary Shares. Such compliance shall include the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

          The Depositary shall comply with any direction received from the Company with respect to the application of such requirements to particular payments or holders or in other particular circumstances, and may for purposes of this Deposit Agreement rely on any such direction in accordance with the provisions of Section 5.03.

          The Depositary shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available on request to the Company or to its authorized representatives.


                           ARTICLE VI

                   AMENDMENT AND TERMINATION

          SECTION 6.01.  Amendment.  The form of the Receipts
                         ---------
and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such
                        --------  -------
amendment that shall materially and adversely alter the rights of the holders of Receipts shall be effective unless such amendment shall have been approved by the holders of Receipts representing not less than a majority of the Depositary Shares then outstanding. Every holder of an outstanding Receipt at the time any amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of this Deposit Agreement, of any owner of any Depositary Shares to surrender any Receipt evidencing such Depositary Shares to the Depositary with instructions to deliver to the holder of such Receipt the Stock and all money, and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law or the rules and regulations of any governmental body, agency or commission, the NASD or any applicable stock exchange.


          SECTION 6.02.  Termination.  This Deposit Agreement
                         -----------
may be terminated by the Company or the Depositary only after
(i) all outstanding Depositary Shares have been redeemed pursuant to Section 2.08 or (ii) there shall have been made a final distribution in respect of the Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Depositary Receipts pursuant to Section 4.01 or
Section 4.02, as applicable.

          If any Receipts shall remain outstanding after the date of termination of this Deposit Agreement, the Depositary shall discontinue the transfer of Receipts, shall suspend the distribution of dividends to the holders thereof, and shall not give any further notices (other than notice of such termination) or perform any further acts under this Deposit Agreement except that the Depositary shall continue to collect dividends and other distributions pertaining to the Stock, shall sell rights, preferences or privileges as provided in this Deposit Agreement and shall continue to deliver Stock certificates together with such dividends and distributions and the net proceeds of any sales of rights, performances, privileges, or other property in exchange for Receipts surrendered. At any time after the expiration of two years from the date of termination, the Depositary may sell the Stock and hold the proceeds of such sale, without interest, for the benefit of the holders of Receipts who have not then surrendered their Receipts. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement except to account for such proceeds and except as provided in the following paragraph. In the event this Deposit Agreement is terminated, the Company will use its best efforts to list the underlying shares of Preferred Stock on any stock exchange on which the Depositary Shares were listed.

          Upon the termination of this Deposit Agreement, the parties hereto shall be discharged from all obligations under this Deposit Agreement except for their respective obligations under Section 5.03, Section 5.06 and Section 5.07.


                          ARTICLE VII

                         MISCELLANEOUS

          SECTION 7.01.  Counterparts.  This Deposit Agreement
                         ------------
may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all of which counterparts taken together shall constitute one and the same instrument.

          SECTION 7.02.  Exclusive Benefit of Parties.  This
                         ----------------------------
Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

          SECTION 7.03.  Invalidity of Provisions.  If any one
                         ------------------------
or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or modified thereby.

          SECTION 7.04.  Notices.  Any and all notices to be
                         -------
given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or telegram, telecopy or telex confirmed by letter, addressed to the Company at Armstrong World Industries, Inc., 313 West Liberty Street, Lancaster, Pennsylvania 17603, attention: ______________, telephone (717) 397-0611, facsimile (717) ___________, [with a copy to _________________], or at any other address and to the attention of any other person of which the Company shall have notified the Depositary in writing.

          Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram, telecopy or telex confirmed by letter, addressed to the Depositary at the Depositary's Office, ________________________, ________________, ____
_______, attention ___________, telephone:  (____) ________, facsimile: (____) ________, or at any other address and to the attention of any other person of which the Depositary shall have notified the Company in writing.

          Any and all notices to be given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram, telecopy or telex confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Registrar, or if such holder shall have timely filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

          Delivery of a notice sent by mail or by telegram, telecopy or telex shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram or telex message) is deposited, postage prepaid, in a post office letter box or sent by overnight courier service. The Depositary or the Company may, however, act upon any telegram or telecopy message received by it from the other or from any holder of a Receipt, notwithstanding that such telegram or telecopy message shall not subsequently be confirmed by letter or as aforesaid.

          SECTION 7.05.  Depositary's Agents.  The Depositary
                         -------------------
may from time to time appoint any Depositary's Agent to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary will promptly notify the Company of any such action.

            SECTION 7.06.  Holders of Receipts Are Parties;
                           -------------------------------
Supremacy of Certificate.  (a)  By acceptance of delivery of
------------------------
the Receipts, any holder of such Receipt from time to time shall be deemed to have agreed to become a party to this Deposit Agreement and to be bound by all of the terms and conditions hereof and of the Receipts to the same extent and with the same effect as though such person had executed this Deposit Agreement.

          (b) Insofar as the rights of holders of Receipts and owners of Depositary Shares derive from the rights of the Stock as specified in the Certificate, in the case of any inconsistency between the provisions of this Deposit Agreement and the Certificate, the Certificate shall control; provided,
                                                    --------
however, that, this Section 7.06(b) shall not abridge any
-------
rights of the Depositary, any Depositary's Agent or the Registrar under Article V.


          SECTION 7.07.  Governing Law.  THIS DEPOSIT
                         -------------
AGREEMENT AND THE RECEIPTS AND ALL RIGHTS HEREUNDER AND
THEREUNDER AND PROVISIONS HEREOF AND THEREOF SHALL BE GOVERNED
BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF
NEW YORK (WITHOUT REFERENCE TO APPLICABLE CONFLICTS OF LAW
PROVISIONS).

          SECTION 7.08.  Inspection of Deposit Agreement.
                         -------------------------------
Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Depositary's Office and the respective offices of the Depositary's Agents, if any, by any holder of a Receipt.

          SECTION 7.09.  Headings.  The headings of articles
                         --------
and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for
                     ---------
convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

          IN WITNESS WHEREOF, the Company and the Depositary have caused their duly authorized officers to execute and deliver this Deposit Agreement as of the day and year first above set forth, and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.


                            ARMSTRONG WORLD INDUSTRIES, INC.


                                 By:_________________________
                                    Authorized Officer



                            [DEPOSITARY]


                                 By:_________________________
                                    _________________________
                                    Title:

                                                                    EXHIBIT A
                                                            DEPOSIT AGREEMENT
                                FORM OF RECEIPT

TEMPORARY RECEIPT EXCHANGEABLE FOR DEFINITIVE        CERTIFICATE FOR
ENGRAVED RECEIPT WHEN READY FOR DELIVERY            _________________
                                                    DEPOSITARY SHARES

TRANSFERABLE                                         CUSIP _______________
DEPOSITARY RECEIPT
This Certificate is                                  SEE REVERSE FOR
transferable in                                      CERTAIN DEFINITIONS
__________, __________



DEPOSITARY RECEIPT FOR DEPOSITARY SHARES, EACH
DEPOSITARY SHARE REPRESENTING A _________ INTEREST
IN ONE SHARE OF [TITLE OF PREFERRED STOCK]


            ARMSTRONG WORLD INDUSTRIES, INC.,

A PENNSYLVANIA CORPORATION


_________________________, as Depositary (the "Depositary"), hereby certifies that is the registered owner of _________________________ _____DEPOSITARY SHARES ("Depositary Shares"), each Depositary Share representing a ______ interest in one share of [title of preferred stock][, par value $_____ per share], $_______ stated value per preferred share (the "Stock"), of Armstrong World Industries, Inc., a Pennsylvania corporation (the "Corporation"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of ___________________, 199__ (the "Deposit Agreement"), between the Corporation and the Depositary. By accepting this Depositary Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or be entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the Depositary Receipts by a duly authorized officer thereof.


Dated:_______ __, 199_


                                    Countersigned

                                               Depositary and Registrar


                                    By


                                               Authorized officer

                       ARMSTRONG WORLD INDUSTRIES, INC.


ARMSTRONG WORLD INDUSTRIES, INC. WILL FURNISH WITHOUT CHARGE TO EACH HOLDER OF A RECEIPT WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A STATEMENT OR SUMMARY OF THE STATEMENT OF DESIGNATION ESTABLISHING THE POWERS, DESIGNA-TIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIFIED RIGHTS OF THE [TITLE OF PREFERRED STOCK] AND EACH OTHER CLASS OF PREFERRED STOCK OR SERIES THEREOF WHICH THE CORPORATION IS AUTHORIZED TO ISSUE AND OF THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCE AND/OR RIGHTS. ANY SUCH REQUEST SHOULD BE ADDRESSED TO ARMSTRONG WORLD INDUSTRIES, INC., 313 WEST LIBERTY STREET, LANCASTER, PENNSYLVANIA 17603, ATTENTION:
__________________________.

                           ________________________

                                 ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this Depositary Receipt, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN  - as joint tenants with right
          of survivorship and not as
          tenants in common

UNIF GIFT MIN ACT - ______ Custodian _______
                    (Cust)           (Minor)

                    under Uniform Gifts to
                    Minors Act _____________
                                    (State)


UNIF GIFT MIN ACT - ______ Custodian (until age ____)
                    (Cust)
                    ______ under Uniform Transfers
                    (Minor)
                    to Minors Act ___________________
                                    (State)


                        Additional abbreviations may also be
                        used though not in the above list.

                                        -2-